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                                                                  Exhibit 23.2


                        KPMG AUDIT PLC

                        DUKES KEEP                  TEL+44 (0) 23 8020 2000
                        MARSH LANE                  FAX +44 (0) 23 8020 2001
                        SOUTHAMPTON S014 3EX        DX 2034 SOUTHAMPTON
                        UNITED KINGDOM



The Board of Directors
Parlex Corporation
One Parlex Place                                 Our ref  Consent S-3
Methuen
Massachusetts 01844                              Contact  Tony Cottam
                                                          023 80202050


23 May 2000



Dear Sirs

We consent to the incorporation by reference in the registration statement (No. 333-33836) on Form S-3 of Parlex Corporation of our report dated 18 May 2000 with respect to the balance sheet of Poly-Flex Circuits Limited as of 31 December 1999 and the related profit and loss account and cash flow statement for the year ended 31 December 1999, which report appears in the Form 8-K/A of Parlex Corporation dated 23 May 2000.

Yours faithfully

/s/ KPMG Audit Plc

KPMG AUDIT PLC